                                                                     EXHIBIT 3.8

                                    BY-LAWS

                      TARGET DIRECTORIES OF MICHIGAN, INC.

                                   ARTICLE I

                            MEETING OF STOCKHOLDERS


     1.  The name of this company is Target Directories of Michigan, Inc.

     2. The annual meeting of the stockholders of the company shall be held at its principal office at 6155 US-223, Manitou Beach, Michigan, or at such other principal office which may later be established, at 10:00 a.m. on January 30th of each and every year, at which time there shall be elected by the stockholders of the company, by ballot, a board of two directors for the ensuing year and the stockholders shall transact such other business as shall properly come before them.

     3. A notice setting out the time and place of such annual meeting shall be mailed, postage prepaid, to each stockholder of record at his address as the same appears on the stock book of the company, or if no such address appears, at his last known place of business at least ten days prior to the annual meeting.

     4. If a quorum be not present at the annual meeting, the stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them and notice of such adjournment shall be mailed, postage prepaid, to each stockholder at least ten days before such adjourned meeting; but if a quorum be present, they may adjourn from day to day as they see fit and no notice of such adjournment need be given.

     5. Special meeting of stockholders shall be held at the same place as the annual meeting as hereinbefore provided. Such meetings may be called at any time by the President, any Director or the holders of 50% of the shares of the capital stock of the company. The Secretary-Treasurer shall mail a notice of such meeting called to each stockholder of the company at least ten days before the meeting and such notice shall state the time and place of such meeting and the object thereof. No business shall be transacted at a special meeting except as stated in the notice sent to the stockholders unless by the unanimous consent of all stockholders either in person or by proxy, all such stock being represented at the meeting.

     6. A majority of the stock issued and outstanding either in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the stockholders.

     7. Each stockholder shall be entitled to one vote for each share of stock standing in his own name on the books of the company whether represented in person or by proxy.

     8.   All proxies shall be in writing and properly signed.

     9. The following order of business shall be observed at all annual and special meetings of the stockholders so far as practicable:

          1.   Calling the roll:

          2.   Reading, correction and approval of minutes of previous meeting;

          3.   Reports of Officers;

          4.   Reports of Committees;

          5.   Election of Directors;

          6.   Unfinished Business;

          7.   New Business;


                                   ARTICLE II

                                     STOCK

     1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary-Treasurer and be attested by the corporate seal.

     2. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the name of such shares and the date of issue, shall be entered on the company's books.


                                  ARTICLE III

                                   DIRECTORS

     1. A board of two directors shall be chosen annually by the stockholders at their annual meeting to manage the affairs of the company. Their term of office shall be one year.

     2. Vacancies in the board of directors by reason of death, resignation or other causes shall be filled by the remaining director.

     3. Regular meetings of the board of directors shall be held on the same date as the annual stockholders meeting at the office of the corporation or at such other time or place as the Board of Directors shall by resolution appoint. Special meetings may be called by the President or any one director by giving three day's notice to each director. A majority of the directors shall constitute a quorum.

     4. The directors shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, the certificate of incorporation and by-laws.

                                   ARTICLE IV

                                    OFFICERS

     1. The Officers of this company shall consist of a President and Secretary-Treasurer and such other officers as shall from time to time be chosen and appointed.

     2. The President shall preside at all meetings of the directors and stockholders and shall have general charge of and control over the affairs of the corporation subject to the board of directors.

     3. The Secretary-Treasurer shall keep a record of the minutes of the proceedings of meetings of stockholders and directors and shall give notice as required in these by-laws of all such meetings. He shall also countersign all certificates of stock of the company. He shall have custody of all books, records and papers of the company except such as shall be in the charge of some other person authorized to have custody and possession of same by a resolution of the board of directors. He shall also keep accounts of all moneys of the company received or disbursed, and shall deposit all moneys and valuables of the company in the name of and to the credit of the company in such banks and depositories as the board of directors shall designate.

     4. The salaries of the officers shall be fixed by the board of directors and may be changed from time to time by a majority vote of the board.

     5. Each of such officers shall serve for the term of one year or until the next annual meeting.

     6. The Treasurer shall submit the books and records of the company for an audit by an independent auditor upon request of the board of directors.

                                   ARTICLE V

                                      SEAL

     1. The corporate seal of this company shall be that prescribed by the board of directors.

                                   ARTICLE VI

                                  FISCAL YEAR

     1. The fiscal year of the corporation shall be set by the board of directors.

                                  ARTICLE VII

                          ISSUANCE OF ADDITIONAL STOCK

     1. In the event that additional authorized stock is issued by the corporation, said additional stock shall first be offered to the stockholders of record at the time of issuance in proportion to the holdings of each respective stockholder. Under these circumstances, each stockholder shall be given thirty days notice in which to make an election as to whether or not he wishes to subscribe to the additional shares. After the thirty day period, any stock not subscribed to may be sold to person other than the stockholders.

     2. Any stockholder may sell, give and assign his stock to immediate members of his family. In the event, however, that any stockholder wishes to sell his stock to persons not an immediate member of his family, he must first offer said stock to the corporation for sale at book value and said corporation shall have ninety days in which to decide whether or not to purchase such offered stock. In the event that the corporation fails to elect to purchase said stock, sale may be made to other parties.

                                  ARTICLE VIII

                                   AMENDMENTS

     1. Any of these by-laws may be amended by majority vote of the outstanding issued stock at any annual meeting or at any special meeting, provided notice of any proposed changes have been given each stockholder.

     2. The board of directors may adopt additional by-laws in harmony therewith, but shall not alter or repeal any by-laws adopted by the stockholders of the company.

                      ADOPTION OF BY-LAWS BY THE DIRECTORS

     THE UNDERSIGNED, HAVING EXAMINED THE BY-LAWS OF THE CORPORATION, HEREBY ADOPT SAID BY-LAWS.

     IN WITNESS WHEREOF, WE BEING ALL OF THE DIRECTORS OF TARGET DIRECTORIES OF MICHIGAN INC., HAVE HEREUNTO SET HANDS THIS DAY OF JULY 26, 1989.


                              DALE RAY ENGBERSON

                              /s/ DALE RAY ENGBERSON
                              ----------------------


                              RHONDA LYNN ENGBERSON

                              /s/ RHONDA LYNN ENGBERSON
                              -------------------------